UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2017

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 7, 2017, Tetraphase Pharmaceuticals, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its Controlled Equity OfferingSM Sales Agreement, dated as of January 17, 2017 (the “Sales Agreement” and, as amended by the Amendment, the “Amended Sales Agreement”), with Cantor Fitzgerald & Co., as agent (“Agent”). The sole effect of the Amendment is to increase the maximum aggregate offering price of shares of the Company’s common stock, $0.001 par value per share, which the Company may issue and sell from time to time under the Amended Sales Agreement (the “Offering”) to up to $80,000,000 from $40,000,000. On July 7, 2017, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under its existing Registration Statement on Form S-3 (File No 333-214500), which became effective on December 7, 2016 (the “Registration Statement”).

Upon delivery of a placement notice by the Company and subject to the terms and conditions of the Amended Sales Agreement, Agent may sell the Shares in accordance with the terms set forth in the placement notice and by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The NASDAQ Global Select Market or on any other existing trading market for the Company’s common stock. Subject to the terms of a placement notice, Agent may also sell the Shares in negotiated transactions at market prices prevailing at the time of sale and/or any other method permitted by law, subject to the Company’s prior written consent.

The Company or Agent may suspend or terminate the offering of Shares upon notice to the other party, subject to certain conditions. Under the Amended Sales Agreement, Agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of NASDAQ to sell the Shares in accordance with the terms of the applicable placement notice.

The Company has agreed to pay Agent commissions for its services in acting as agent in the sale of the Shares in the amount equal to 3.0% of gross proceeds from the sale of the Shares pursuant to the Amended Sales Agreement. The Company has also agreed to provide Agent with certain customary indemnification and contribution rights.

A copy of the Amendment is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the Sales Agreement is attached as Exhibit 1.2 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Amended Sales Agreement, consisting of the Amendment and the Sales Agreement, does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 8.01.	Other Events.

As of July 6, 2017, the Company had sold 2,906,462 shares under the Sales Agreement at an average price of $7.81 per share for an aggregate offering price of $22.7 million, before deducting sales commissions and offering expenses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2017	By:	/s/ Maria D. Stahl
Maria D. Stahl
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Amendment No. 1, dated July 7, 2017 to Controlled Equity OfferingSM Sales Agreement, dated as of January 17, 2017, by and between the Company and Cantor Fitzgerald & Co.

1.2	Controlled Equity OfferingSM Sales Agreement, dated as of January 17, 2017, by and between the Company and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K (File No. 001-35837), filed January 17, 2017).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated July 7, 2017.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).